EXHIBIT 23.4

                   CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                          INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Norfolk Southern Corporation of our report dated January 19, 1999 relating to the consolidated financial statements of Conrail Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which appears in the Annual Report on Form 10-K of Norfolk Southern Corporation for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA
September 26, 2000